As filed with the Securities and Exchange Commission on May 23, 2007

File No. 001-33332

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

WABCO Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-8481962
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Centennial Avenue P.O. Box 6820 Piscataway, New Jersey	08855
(Address of Principal Executive Offices)	(Zip Code)

(732) 980-6000

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $.01 per share Preferred Stock Purchase Rights	New York Stock Exchange New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND

ITEMS OF FORM 10

Our information statement is filed as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item No.	Caption	Location in Information Statement
Item 1.	Business	See “Summary,” “The Separation,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and “Certain Relationships and Related Party Transactions”

Item 1a.	Risk Factors	See “Risk Factors”

Item 2.	Financial Information	See “Summary,” “Capitalization,” “Selected Financial Data,” “Unaudited Pro Forma Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

Item 3.	Properties	See “Business—Manufacturing and Operations”

Item 4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management”

Item 5.	Directors and Executive Officers	See “Management”

Item 6.	Executive Compensation	See “Management,” and “Certain Relationships and Related Party Transactions”

Item 7.	Certain Relationships and Related Transactions and Directors Independence	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Management” and “Certain Relationships and Related Party Transactions”

Item 8.	Legal Proceedings	See “Business—Legal Proceedings”

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters	See “Summary,” “The Separation,” “Capitalization,” and “Dividend and Share Repurchase Policy”

Item 10.	Recent Sales of Unregistered Securities	Not Applicable

Item 11.	Description of Registrant’s Securities to be Registered	See “The Separation,” “Dividend and Share Repurchase Policy” and “Description of Capital Stock”

Item 12.	Indemnification of Directors and Officers	See “Management” and “Description of Capital Stock”

Item 13.	Financial Statements and Supplementary Data	See “Unaudited Pro Forma Financial Information” and “Index to Financial Statements” and the statements referenced therein

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements

The following financial statements are included in the Information Statement and filed as part of this Registration Statement on Form 10:

Report of Ernst & Young LLP, Independent Registered Public Accounting Firm

Combined Consolidated Statements of Income for the years ended December 31, 2006, 2005 and 2004

Combined Consolidated Balance Sheets for the years ended December 31, 2006 and 2005

Combined Consolidated Statements of Cash Flows for the years ended December 31, 2006, 2005 and 2004

Combined Consolidated Statement of Owners’ Net Investment and Comprehensive Income for the years ended December 31, 2006, 2005, 2004 and 2003

Notes to Annual Financial Statements

Condensed Consolidated Statements of Income for the quarters ended March 31, 2007 and 2006 (unaudited)

Condensed Consolidated Balance Sheet for the quarter ended March 31, 2007 (unaudited)

Condensed Consolidated Statements of Cash Flows for the quarters ended March 31, 2007 and 2006 (unaudited)

Notes to Quarterly Financial Statements

Schedule II—Valuation and Qualifying Accounts

(b) Exhibits

The following exhibits are filed herewith unless otherwise indicated:

Exhibit No.	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and between American Standard Companies Inc. and WABCO Holdings Inc.

3.1	Form of Amended and Restated Certificate of Incorporation of WABCO Holdings Inc.

3.2	Form of Amended and Restated By-laws of WABCO Holdings Inc.

4.1	Form of Rights Agreement between WABCO Holdings Inc. and Rights Agent*

4.2	Form of Certificate of Designation of Junior Participating Cumulative Preferred Stock (attached as an exhibit to the Form of Rights Agreement filed as Exhibit 4.1 hereto)*

4.3	Form of Rights Certificate (attached as an exhibit to the Form of Rights Agreement filed as Exhibit 4.1 hereto)*

10.1	Form of Transition Services Agreement by and between American Standard Companies Inc. and WABCO Holdings Inc.

10.2	Form of Tax Sharing Agreement by and between American Standard Companies Inc. and WABCO Holdings Inc.

10.3	Form of Employee Matters Agreement by and between American Standard Companies Inc. and WABCO Holdings Inc.

10.4	Form of Indemnification and Cooperation Agreement by and between American Standard Companies Inc., WABCO Holdings Inc. and certain subsidiaries*

10.5	Partnership Agreement, dated as of January 9, 1990, as amended by Amendment No. 1 thereto, dated as of May 29, 1990, and Amendment No. 2 thereto, dated as of May 10, 2006, of Meritor WABCO Vehicle Control Systems (formerly known as Rockwell WABCO Vehicle Control Systems), by and between WABCO Automotive Control Systems, Inc. and ArvinMeritor Brake Holdings, Inc. (successor in interest to Rockwell Brake Systems, Inc.)

10.6	Form of Indemnification Agreement

Exhibit No.	Exhibit Description

21.1	Subsidiaries of WABCO Holdings Inc.*

99.1	Preliminary Information Statement of WABCO Holdings Inc., dated May 23, 2007

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

WABCO HOLDINGS INC.

By:	/S/ ULRICH MICHEL
Name: Ulrich Michel Title: Chief Financial Officer

Dated: May 23, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and between American Standard Companies Inc. and WABCO Holdings Inc.

3.1	Form of Amended and Restated Certificate of Incorporation of WABCO Holdings Inc.

3.2	Form of Amended and Restated By-laws of WABCO Holdings Inc.

4.1	Form of Rights Agreement between WABCO Holdings Inc. and Rights Agent*

4.2	Form of Certificate of Designation of Junior Participating Cumulative Preferred Stock (attached as an exhibit to the Form of Rights Agreement filed as Exhibit 4.1 hereto)*

4.3	Form of Rights Certificate (attached as an exhibit to the Form of Rights Agreement filed as Exhibit 4.1 hereto)*

10.1	Form of Transition Services Agreement by and between American Standard Companies Inc. and WABCO Holdings Inc.

10.2	Form of Tax Sharing Agreement by and between American Standard Companies Inc. and WABCO Holdings Inc.

10.3	Form of Employee Matters Agreement by and between American Standard Companies Inc. and WABCO Holdings Inc.

10.4	Form of Indemnification and Cooperation Agreement by and between American Standard Companies Inc., WABCO Holdings Inc. and certain subsidiaries*

10.5	Partnership Agreement, dated as of January 9, 1990, as amended by Amendment No. 1 thereto, dated as of May 29, 1990, and Amendment No. 2 thereto, dated as of May 10, 2006, of Meritor WABCO Vehicle Control Systems (formerly known as Rockwell WABCO Vehicle Control Systems), by and between WABCO Automotive Control Systems, Inc. and ArvinMeritor Brake Holdings, Inc. (successor in interest to Rockwell Brake Systems, Inc.)

10.6	Form of Indemnification Agreement

21.1	Subsidiaries of WABCO Holdings Inc.*

99.1	Preliminary Information Statement of WABCO Holdings Inc., dated May 23, 2007

*	To be filed by amendment.